Booz | Allen | Hamilton® BOOZ ALLEN HAMILTON ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2021 RESULTS + Company Delivered Excellent Performance Against Three-Year Investment Thesis Ending with Fiscal Year 2021, Building a Strong Growth Trajectory + Annual Revenue Increase of 5.3 percent over the Prior Year Period to $7.9 billion, and Revenue, Excluding Billable Expenses1 Growth of 7.1 percent + Annual Diluted Earnings Per Share of $4.37 and Adjusted Diluted Earnings Per Share1 of $3.90 + 15.9 percent Increase in Total Backlog to $24.0 billion and Strong Cash Flow Performance + Quarterly Dividend of $0.37 per Share “Our FY21 performance demonstrates the fundamental strength and resilience of Booz Allen. During a year unlike any in our history, we committed to staying in it together as we supported clients in their most critical missions. The continued stellar performance of our people and the unique skills, expertise, and innovation they bring to every opportunity drives our growth and gives us tremendous confidence as we look to the future.” — HORACIO ROZANSKI President and Chief Executive Officer McLean, Virginia; May 21, 2021 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the fourth quarter and full fiscal year 2021. The Company reached the conclusion of its three-year Investment Thesis, which ended with fiscal year 2021. It exceeded its financial objectives for Adjusted Diluted EPS1 growth and Adjusted EBITDA1 margin and delivered excellent performance across other objectives as it built a growth trajectory. The Company in the fourth quarter reported strong Adjusted Operating Income1, Adjusted Net Income1, Adjusted EBITDA1, and continued revenue growth. This capped a full fiscal year of excellent bottom line performance that included 22.6 percent growth in Adjusted Diluted EPS1, high margins, substantial backlog growth, and strong revenue growth. On May 4, 2021, the Company announced it had entered into an agreement to acquire Liberty IT Solutions, LLC ("Liberty"), a leading information technology and services firm, for $725 million. The acquisition is expected to close in the first quarter of fiscal year 2022 and is expected to accelerate Booz Allen’s digital transformation growth, aligned with the Company's strategic focus on delivering highly technical, mission-centric work for federal clients. The Company reported the following fiscal year 2021 results: Annual revenue growth of 5.3 percent and a 7.1 percent annual increase in Revenue, Excluding Billable Expenses1; Net Income increased by 26.2 percent to $609.0 million, and Adjusted Net Income1 increased by 20.7 percent to $541.5 million; Top-line growth contributed to an 11.4 percent annual increase in Adjusted EBITDA1 to $839.7 million; Annual Adjusted EBITDA Margin on Revenue1 was 10.7 percent; and Diluted Earnings per Share was $4.37, up $0.96 or 28.2 percent, while Adjusted Diluted EPS1 was $3.90, up $0.72 or 22.6 percent. 1 FULL YEAR FY21 (changes are compared to prior year) REVENUE: $7.86B +5.3 % EX. BILLABLE EXPENSES1: $5.53B +7.1 % OPERATING INCOME: $754.4M +12.7 % ADJ. OPERATING INCOME1: $755.4M +12.2 % NET INCOME: $609.0M +26.2 % ADJUSTED NET INCOME1: $541.5M +20.7 % EBITDA: $838.7M +11.8 % ADJUSTED EBITDA1: $839.7M +11.4 % DILUTED EPS: $4.37 up from $3.41 ADJUSTED DILUTED EPS1: $3.90 up from $3.18 FINANCIAL SUMMARY Fourth Quarter and Full Year ended March 31, 2021 - A summary of Booz Allen’s results for the fourth quarter and full year of fiscal 2021 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company’s Earnings Call Presentation for the fourth quarter posted on investors.boozallen.com.

FINANCIAL OUTLOOK The Company has provided fiscal year 2022 guidance in the table below. Our fiscal year 2022 guidance includes the planned acquisition of Liberty. CONFERENCE CALL INFORMATION Booz Allen Hamilton will host a conference call at 8 a.m. EDT on Friday, May 21, 2021, to discuss the financial results for its fourth quarter and full fiscal 2021. Analysts and institutional investors may participate on the call by dialing (877) 375-9141, International: (253) 237-1151; using the passcode 2580189. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton website at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on May 21, 2021 and continuing for 30 days. 1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail. 2 Assumes an effective tax rate between approximately 22 and 24%; an average diluted share count between 134 and 137 million; interest expense between $75 and $78 million; and all-cash funding for the planned Liberty acquisition. 2 Total backlog increased by 15.9 percent over the prior year to $24.0 billion and the quarterly book-to-bill ratio was 1.38x. As of March 31, 2021, total headcount was 554 higher than the prior year, an increase of 2.0 percent, and 161 higher than the prior quarter. Net cash provided by (used in) operating activities for fiscal year 2021 was $718.7 million as compared to $551.4 million in the prior year, and $(80.3) million for the fourth quarter, compared to $185.0 million in the prior year. Free cash flow1 for fiscal year 2021 was $631.5 million as compared to $423.3 million for the prior year, and $(113.5) million for the fourth quarter as compared with $147.6 million in the prior year period. The Company declared a regular quarterly dividend of $0.37 per share, which is payable on June 30, 2021 to stockholders of record on June 15, 2021. ABOUT BOOZ ALLEN HAMILTON For more than 100 years, military, government, and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital, engineering, and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by its most sensitive agencies. We work shoulder-to-shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision. With global headquarters in McLean, Virginia, our firm employs more than 27,700 people globally, and had revenue of $7.9 billion for the 12 months ended March 31, 2021. To learn more, visit www.boozallen.com. (NYSE: BAH) FOURTH QUARTER FY21 (changes are compared to prior year period) REVENUE: $1.98B +0.5 % EX. BILLABLE EXPENSES1: $1.38B +1.5 % OPERATING INCOME: $171.0M +14.7 % ADJ. OPERATING INCOME1: $171.4M +12.9 % NET INCOME: $199.2M +43.4 % ADJUSTED NET INCOME1: $123.2M +19.9 % EBITDA: $192.5M +13.3 % ADJUSTED EBITDA1: $192.9M +11.8 % DILUTED EPS: $1.43 up from $0.98 ADJUSTED DILUTED EPS1: $0.89 up from $0.73 OPERATING PERFORMANCE FISCAL YEAR 2022 GUIDANCE Revenue Growth 7.0 – 10.0% Adjusted EBITDA Margin on Revenue Mid 10% Adjusted Diluted EPS2 $4.10 – $4.30 Net Cash Provided by Operating Activities $800 – $850 million

NON-GAAP FINANCIAL INFORMATION “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. “Adjusted Operating Income” represents operating income before: transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak and acquisition related costs. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, supplemental employee benefits due to the COVID-19 outbreak, and acquisition related costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income before: (i) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (ii) supplemental employee benefits due to the COVID-19 outbreak, (iii) acquisition related costs, (iv) research and development tax credits, (v) release of income tax reserves, (vi) remeasurement of deferred tax assets/liabilities, (vii) loss on debt extinguishment, and (viii) amortization or write- off of debt issuance costs and write-off of original issue discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non- recurring nature or because they result from an event of a similar nature. Booz Allen views net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two- class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year end March 31, 2021. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance 3 measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings per Share, and net cash provided by operating activities to Free Cash Flow, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward- looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2021. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. In addition, management may discuss its expectation for EBITDA margin for fiscal 2021 from time to time. A reconciliation of EBITDA margin guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support or as a result of the U.S. presidential election; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed funding of our contracts due to uncertainty relating to funding of the U.S. government and a possible failure of Congressional efforts to approve such funding and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; 4

5 • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (“FAR”), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; • the effects of the COVID-19 outbreak, and other pandemics or widespread health epidemics, including disruptions to our workforce and the impact on government spending and demand for our solutions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or IDIQ, contracts; • the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog and generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal cyber attacks on our network and internal systems; • risks related to the potential implementation and operation of new financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances and/or effectively manage our cost structure; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • failure to comply with special U.S. government laws and regulations relating to our international operations; • risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; • risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; • the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; • risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions; • the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; • risks inherent in the government contracting environment; • continued efforts to change how the U.S. government reimburses compensation related costs and other expenses or otherwise limit such reimbursements and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; • increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; • the size of our addressable markets and the amount of U.S. government spending on private contractors; • risks related to our indebtedness and credit facilities which contain financial and operating covenants; and • the impact of changes in accounting rules and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on May 21, 2021. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 5

Exhibit 1 Booz Allen Hamilton Holding Corporation Consolidated Statements of Operations 6 Three Months Ended March 31, Fiscal Year Ended March 31, (Amounts in thousands, except per share data) 2021 2020 2021 2020 (Unaudited) Revenue $ 1,979,280 $ 1,969,647 $ 7,858,938 $ 7,463,841 Operating costs and expenses: Cost of revenue 899,260 881,084 3,657,530 3,379,180 Billable expenses 596,100 606,870 2,325,888 2,298,413 General and administrative expenses 291,459 311,844 1,036,834 1,035,965 Depreciation and amortization 21,455 20,773 84,315 81,081 Total operating costs and expenses 1,808,274 1,820,571 7,104,567 6,794,639 Operating income 171,006 149,076 754,371 669,202 Interest expense (20,370) (21,679) (81,270) (96,960) Other (expense) income, net (396) 1,307 (10,662) 7,192 Income before income taxes 150,240 128,704 662,439 579,434 Income tax expense (benefit) (48,937) (10,162) 53,481 96,831 Net income $ 199,177 $ 138,866 $ 608,958 $ 482,603 Earnings per common share: Basic $ 1.45 $ 0.99 $ 4.40 $ 3.43 Diluted $ 1.43 $ 0.98 $ 4.37 $ 3.41 6

Exhibit 2 Booz Allen Hamilton Holding Corporation Consolidated Balance Sheets (Amounts in thousands, except share and per share data) March 31, 2021 March 31, 2020 Assets Current assets: Cash and cash equivalents $ 990,955 $ 741,901 Accounts receivable, net 1,411,894 1,459,471 Prepaid expenses and other current assets 233,323 126,816 Total current assets 2,636,172 2,328,188 Property and equipment, net of accumulated depreciation 204,642 208,077 Operating lease right-of-use assets 239,374 240,122 Intangible assets, net of accumulated amortization 307,128 300,987 Goodwill 1,581,160 1,581,160 Other long-term assets 531,125 135,432 Total assets 5,499,601 4,793,966 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 77,865 $ 177,865 Accounts payable and other accrued expenses 666,971 698,011 Accrued compensation and benefits 425,615 348,775 Operating lease liabilities 54,956 49,021 Other current liabilities 65,698 54,006 Total current liabilities 1,291,105 1,327,678 Long-term debt, net of current portion 2,278,731 2,007,979 Operating lease liabilities, net of current portion 263,144 270,266 Deferred tax liabilities 364,461 88,086 Other long-term liabilities 230,984 243,601 Total liabilities 4,428,425 3,937,610 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 162,950,606 shares at March 31, 2021 and 161,333,973 shares at March 31, 2020; outstanding, 136,246,029 shares at March 31, 2021 and 138,719,921 shares at March 31, 2020 1,629 1,613 Treasury stock, at cost — 26,704,577 shares at March 31, 2021 and 22,614,052 shares at March 31, 2020 (1,216,163) (898,095) Additional paid-in capital 557,957 468,027 Retained earnings 1,757,524 1,330,812 Accumulated other comprehensive loss (29,771) (46,001) Total stockholders’ equity 1,071,176 856,356 Total liabilities and stockholders’ equity $ 5,499,601 $ 4,793,966 77

Exhibit 3 Booz Allen Hamilton Holding Corporation Consolidated Statements of Cash Flows 8 Fiscal Year Ended March 31, (Amounts in thousands) 2021 2020 Cash flows from operating activities Net income $ 608,958 $ 482,603 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 84,315 81,081 Noncash lease expense 53,202 55,096 Stock-based compensation expense 59,844 43,290 Deferred income taxes 231,998 65,434 Amortization of debt issuance costs 4,395 4,688 Loss on debt extinguishment 13,239 1,451 Losses (gains) on dispositions, and other (3,322) 1,772 Changes in assets and liabilities: Accounts receivable, net 47,081 (129,107) Income taxes receivable / payable (363,396) (122,977) Prepaid expenses and other current assets (1,797) (13,500) Other long-term assets (3,272) (6) Accrued compensation and benefits 71,713 18,044 Accounts payable and other accrued expenses (31,506) 48,260 Other current liabilities (9,463) 5,016 Operating lease liabilities (53,641) (37,651) Other long-term liabilities 10,336 47,934 Net cash provided by operating activities 718,684 551,428 Cash flows from investing activities Purchases of property, equipment, and software (87,210) (128,079) Payment for minority investment in entity (74,168) — Proceeds from sales of assets, net of payment 3,094 — Net cash used in investing activities (158,284) (128,079) Cash flows from financing activities Proceeds from issuance of common stock 19,408 14,987 Stock option exercises 11,747 8,925 Repurchases of common stock (313,397) (182,224) Cash dividends paid (181,066) (146,602) Debt extinguishment costs (8,971) — Repayment of debt (527,865) (76,922) Proceeds from debt issuance 691,496 497,891 Payment of deferred payment obligation — (80,000) Other financing activities (2,698) (1,493) Net cash provided by (used in) financing activities (311,346) 34,562 Net increase in cash and cash equivalents 249,054 457,911 Cash and cash equivalents — beginning of year 741,901 283,990 Cash and cash equivalents — end of year $ 990,955 $ 741,901 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 60,955 $ 84,125 Income taxes $ 176,711 $ 109,754 Supplemental disclosures of non-cash investing and financing activities Share repurchases transacted but not settled and paid $ 15,408 $ 10,736 Noncash financing activities $ 178 $ 3,920 8

Exhibit 4 - Booz Allen Hamilton Holding Corporation

Non-GAAP Financial Information

(In thousands, except share and per share data)	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Fiscal Year Ended March 31, 2021	Fiscal Year Ended March 31, 2020
	Unaudited		Unaudited	
Revenue, Excluding Billable Expenses				
Revenue	$ 1,979,280	$ 1,969,647	$ 7,858,938	$ 7,463,841
Billable expenses	596,100	606,870	2,325,888	2,298,413
Revenue, Excluding Billable Expenses	$ 1,383,180	$ 1,362,777	$ 5,533,050	$ 5,165,428
Adjusted Operating Income				
Operating Income	$ 171,006	$ 149,076	$ 754,371	$ 669,202
Transaction expenses (a)	—	—	—	1,069
COVID-19 supplemental employee benefits (b)	—	2,722	577	2,722
Acquisition costs (c)	411	—	411	—
Adjusted Operating Income	$ 171,417	$ 151,798	$ 755,359	$ 672,993
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 199,177	$ 138,866	$ 608,958	$ 482,603
Income tax (benefit) expense	(48,937)	(10,162)	53,481	96,831
Interest and other, net (d)	20,766	20,372	91,932	89,768
Depreciation and amortization	21,455	20,773	84,315	81,081
EBITDA	$ 192,461	$ 169,849	$ 838,686	$ 750,283
Transaction expenses (a)	—	—	—	1,069
COVID-19 supplemental employee benefits (b)	—	2,722	577	2,722
Acquisition costs (c)	411	—	411	—
Adjusted EBITDA	$ 192,872	$ 172,571	$ 839,674	$ 754,074
Adjusted EBITDA Margin on Revenue	9.7 %	8.8 %	10.7 %	10.1 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	13.9 %	12.7 %	15.2 %	14.6 %
Adjusted Net Income				
Net income	$ 199,177	$ 138,866	$ 608,958	$ 482,603
Transaction expenses (a)	—	—	—	1,069
COVID-19 supplemental employee benefits (b)	—	2,722	577	2,722
Acquisition costs (c)	411	—	411	—
Research and development tax credits (e)	—	(38,395)	(2,928)	(38,395)
Release of income tax reserves (f)	—	(68)	(29)	(68)
Re-measurement of deferred tax assets/liabilities (g)	(76,767)	—	(76,767)	—
Loss on debt extinguishment (h)	—	—	13,239	—
Amortization and write-off of debt issuance costs and debt discount	680	450	2,402	2,395
Adjustments for tax effect (i)	(284)	(824)	(4,324)	(1,608)
Adjusted Net Income	$ 123,217	$ 102,751	$ 541,539	$ 448,718
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	137,985,911	140,902,368	138,703,220	141,238,135
Adjusted Net Income Per Diluted Share (j)	$ 0.89	$ 0.73	$ 3.90	$ 3.18
Free Cash Flow				
Net cash provided by (used in) operating activities	$ (80,275)	$ 184,969	$ 718,684	$ 551,428
Less: Purchases of property, equipment and software	(33,177)	(37,367)	(87,210)	(128,079)
Free Cash Flow	$ (113,452)	$ 147,602	$ 631,474	$ 423,349

(a) Fiscal 2020 reflects debt refinancing costs incurred in connection with the refinancing transactions consummated on November 26, 2019.

(b) Represents the supplemental contribution to employees' dependent care FSA accounts in response to the COVID-19 outbreak.

(c) Represents certain costs incurred related to acquisition efforts of the Company, including legal and other professional fees.

(d) Reflects the combination of Interest expense and Other (expense) income, net from the consolidated statement of operations.

(e) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 and 2020 related to an increase in research and development credits available for fiscal years 2016 to 2019 and fiscal years 2016 to 2020, respectively.

(f) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle acquisition.

(g) Fiscal 2021 reflects the income tax benefit associated with tax losses generated during fiscal 2021 as a result of a change in certain tax methods of accounting. The Company intends to carry these losses back to fiscal 2016 and subsequent periods under the Coronavirus Aid, Relief and Economic Security Act and has re-measured the fiscal 2021 loss accordingly.

(h) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% senior notes due 2025, including $9.0 million of the premium paid at redemption, and write-off of the unamortized debt issuance cost.

(i) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(j) Excludes adjustments of approximately $1.2 million and $3.5 million of net earnings for the three and twelve months ended March 31, 2021, respectively, and excludes adjustments of approximately $0.4 million and $1.6 million of net earnings for the three and twelve months ended March 31, 2020, associated with the application of the two-class method for computing diluted earnings per share.

9

1 0 Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data As of March 31, (Amounts in millions) 2021 2020 Backlog Funded $ 3,510 $ 3,415 Unfunded 6,086 4,518 Priced Options 14,436 12,796 Total Backlog $ 24,032 $ 20,729 Three Months Ended March 31, Fiscal Year Ended March 31, 2021 2020 2021 2020 Book-to-Bill * 1.38 0.38 1.42 1.19 * Book-to-bill is calculated as the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, all divided by the relevant fiscal period revenue. As of March 31, 2021 2020 Headcount Total Headcount 27,727 27,173 Consulting Staff Headcount 24,823 24,218 Three Months Ended March 31, Fiscal Year Ended March 31, 2021 2020 2021 2020 Percentage of Total Revenue by Contract Type Cost-Reimbursable 56% 55% 56% 57% Time-and-Materials 25% 25% 25% 23% Fixed-Price 19% 20% 19% 20% 10